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                                                                     Exhibit 4.5

                          NAPCO SECURITY SYSTEMS, INC.

                         2002 EMPLOYEE STOCK OPTION PLAN

         1. Purpose of the Plan. This 2002 Employee Stock Option Plan (hereinafter referred to as the "Plan") is intended to encourage ownership of stock of Napco Security Systems, Inc. (hereinafter referred to as the "Corporation") by key employees of the Corporation and its subsidiaries, if any, to attract and retain high caliber personnel upon whose judgment, skill and initiative the success of the Company is dependent and to provide additional incentive for them to promote the success of the Corporation. As used in the Plan, the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted to employees under the Plan may be either incentive stock options ("Incentive Stock Options"), within the meaning of
Section 422(b) of the Code, or options that do not constitute Incentive Stock Options.

         2. Scope of the Plan. Three Hundred Forty Thousand (340,000) shares of the Corporation's Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock"), shall be available and reserved for issue under the Plan subject, however, to the provisions of Section 11 hereof. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued shares of Common Stock or treasury shares. If an option should expire or terminate for any reason without having been exercised in full, the unpurchased shares that were subject thereto shall, unless the Plan shall have terminated, become available for other options under the Plan. Common Stock shall not be issued in respect of an option granted under the Plan unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the Securities Act of 1933, as amended, the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

         3. Administration of the Plan. The Plan shall be administered by the Compensation/Stock Option Committee (hereinafter sometimes referred to as the "Committee") of the Board of Directors of the Corporation. The Committee shall be composed of two or more persons who shall be designated by the Board to administer the Plan. Each member of the Committee, while serving as such, shall be a member of the Board and shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934.

                  (a) The Committee shall have the full power to grant options under the Plan, to

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                           construe and interpret the Plan, and to establish
                           rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

                  (b) The determination of those eligible to receive options, and the amount, type and terms and conditions of each Stock Option shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

         4. Eligibility. Options may be granted only to valued key employees (including officers and directors who are employees) of the Corporation or any subsidiary; provided, however, that no option shall be granted hereunder to any person who owns more than 10% of the Common Stock determined in accordance with the provisions of Section 422(b)(6) of the Code unless the Option meets the requirements of Section 422(c)(5) of the Code.

         5. Option Price. The purchase price to be paid for Common Stock issued pursuant to the exercise of any option granted under the Plan shall be not less than the fair market value of such stock on the date the option is granted as provided in Section 13 hereof (but in no event less than the par value of the Common Stock), and shall not thereafter be subject to reduction except as provided in Section 11 hereof; provided, however, that the purchase price to be paid for Common Stock issued pursuant to an option granted to an individual who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, as described in Section 422(b)(6) of the Code, shall, as provided by Section 422(c)(5) of the Code, be not less than 110% of the fair market value of the Common Stock. For purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last reported sales price of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         6. Term of Options. The Committee shall establish the term of any option granted under the Plan provided however that no option shall be exercisable after the expiration of 10 years from the date of grant of the option.

         7. Non-Transferability of Options. An option granted under the Plan shall by its terms not be transferable and an option may be exercised, during the lifetime of the holder of the option, only by such holder; provided however, an option may be transferred by will or the laws of descent and distribution, to the estate of a deceased employee, and such option may be exercised by the estate's legal

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representative within three (3) months of the date of death. More particularly, but without limiting the generality of the foregoing, and subject to the preceding sentence, an option may not be assigned, transferred, pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect.

         8. Annual Limitation on Options Granted. To the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceeds One Hundred Thousand Dollars ($100,000) (or such other limit as may be in effect from time to time under the Code), such options shall be treated as options which are not incentive stock options.

         9.       Exercise of Options. Except as hereinafter provided in this
Section 9 and in Section 10, options may be exercised within the year of grant with respect to no more than twenty percent (20%) of the total number of shares of Common Stock subject to such grant. Thereafter, during each succeeding year beginning on an anniversary date, options with respect to an additional twenty percent (20%) of the total number of shares subject to a grant may be exercised. However, no option shall be exercisable after the expiration of the term of the option. Moreover, except as provided herein, an option shall not be exercisable unless the holder thereof shall, at the time of exercise, be an employee of the Corporation or a subsidiary.

                  Notwithstanding anything herein to the contrary, such holder's options will vest and become immediately exercisable in full upon a change in control. For purposes of this Plan, a "change in control" shall mean:

                       (i) either (x) any merger or consolidation of the
                  Corporation into or with another corporation, (y) the acquisition by another person, group or entity after the date hereof of beneficial ownership of more than 25% of the Common Stock of the Corporation (such person, group or entity reporting, or being required to report, the acquisition pursuant to Section 13 of the Securities Exchange Act of
                  1934), or (z) the commencement of a non-issuer tender offer seeking to acquire more than 25% of the Common Stock of the Corporation, or

                       (ii) any sale by the Corporation of substantially all of
                  the assets and business of the Corporation for cash, stock, or any combination thereof, unless, immediately after such sale, the holders of Common Stock of the Corporation immediately prior to such sale own more than 50% or more of the voting capital stock of the acquiring corporation or, if the acquiring person or entity is not a corporation, more than 50% of the voting equity interests of such acquiring person or entity, or

                       (iii) if a majority of Corporation's Board of Directors
                  consists of individuals who

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                  were not Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Corporation as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

                  The purchase price of any shares as to which an option shall be exercised shall be paid in full at the time of exercise. Payment may be made:

                           (i) in United States dollars by good check, bank draft or money order payable to the order of the Corporation; or

                           (ii) at the discretion of the Committee as set forth in the Option grant or at any time prior to the exercise by an Option holder by the transfer to the Corporation of shares of Common Stock owned by the holder of the option having an aggregate fair market value on the date of exercise equal to the purchase price or the portion thereof being paid; or

                           (iii) at the discretion of the Committee and subject to any restrictions or conditions as it deems appropriate (including any restrictions as may be set forth in Rule 16b-3 under the Securities and Exchange Act of 1934), by electing to have the Corporation withhold from the shares issuable on exercise of the option such number of shares of Common Stock as shall have an aggregate fair market value on the date of exercise equal to the purchase price or the portion thereof being paid; or

                           (iv) at the discretion of the Committee by a combination of (i) and (ii) or (i) and (iii) above.

The Committee shall determine the procedures for the use of Common Stock in payment of the purchase price and may impose such limitations and prohibitions on such use as it deems appropriate.

         The holder of an option shall not have any of the rights of a stockholder with respect to the shares covered by his option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation) upon the purchase of such shares upon exercise of the option.

         Any holder who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (a) within two years after the date of the grant of the Option under which such shares were acquired or (b) within one year after the acquisition of such shares, shall notify the Corporation in writing of such disposition and of the amount realized upon such disposition promptly after the disposition.

         10. Exercise Upon Cessation of Relationship With Corporation. Except as provided in Sections 7 and 9 above, the right of a holder of an option to exercise such option shall terminate

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immediately upon voluntary termination of service as an employee or dismissal, disability, retirement, death or otherwise. Option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

         11. Adjustments. (a) In the event of a recapitalization, stock split, stock combination, stock dividend, exchange of shares, or a change in the corporate structure or shares of the Corporation, or similar event, the Board of Directors upon recommendation of the Committee shall make appropriate adjustments in the kind or number of shares which may be issued upon exercise of options and in the kind or number of shares issuable upon exercise of options theretofore granted and in the exercise price of such options.

                  (b) If the Corporation shall be a party to a merger or consolidation or shall sell substantially all its assets, each outstanding option shall pertain and apply to the securities and/or property which a holder of the number of shares of Common Stock subject to the option immediately prior to such merger, consolidation, or sale of assets would be entitled to receive in such merger, consolidation or sale of assets.

         12. Effectiveness of the Plan. The Plan shall become effective as of October 24, 2002, but shall be subject to approval by the holders of Common Stock at a meeting of stockholders of the Corporation duly called and held no later than twelve months after the date of adoption of the Plan by the Board of Directors.

         13. Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Board of Directors makes the determination granting such option; and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

         14. Termination and Amendment of the Plan. The Plan shall terminate ten (10) years from the date on which it is adopted by the Board of Directors. Prior thereto, the Board of Directors may terminate the Plan at any time; provided, however, that any such termination shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.

         The Board of Directors from time to time may make such modifications or amendments of the Plan and, with the consent of the holder of an option, of the terms and conditions of his option, as it shall deem advisable, but may not, without further approval of the stockholders of the Corporation, except as provided in Section 11 hereof (a) increase the maximum number of shares which shall be available and reserved for issue under the Plan, or (b) change the employees or class of employees eligible to receive options, or (c) extend the term of the Plan beyond the period provided in this paragraph.

         Neither the termination nor any modification or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.

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         15.      Section 16 of the Securities Exchange Act of 1934. It is
intended that the Plan and any grant of an option made to a person subject to
Section 16 of the 1934 Act meet all requirements of Rule 16b-3. If any provision of the Plan or any such option would disqualify the Plan or such option under, or would otherwise not comply with, Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

Dated as of: October 24, 2002
                                                 NAPCO SECURITY SYSTEMS, INC.

                                                 By: /s/ Richard Soloway
                                                    Richard Soloway, President
ATTEST:

By: /s/ Kevin S. Buchel
    Kevin S. Buchel, Senior Vice President

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